Dave Weidman, President and CEO John J. Gallagher III, Executive Vice President and CFO Celanese 3Q 2006 Earnings Conference Call / Webcast Tuesday, October 31, 2006 9:00 a.m. CT

Forward Looking Statements, Reconciliation and Use of Non-GAAP Measures to U.S. GAAP

Dave Weidman President and Chief Executive Officer

Celanese Corporation Q3 2006 Highlights Quarterly net sales increase 10% from prior year Operating profit in Q3 up 111% on strong volumes, higher margins and fewer other charges and adjustments Adjusted EPS in Q3 up 61% to $0.79 Operating EBITDA in Q3 increases 28% to $322 million in $ millions (except EPS) 3rd Qtr 2006 3rd Qtr 2005 9M YTD 2006 9M YTD 2005 Net Sales 1,685 1,526 5,000 4,493 Adjusted EPS $0.79 $0.49 $2.23 $1.66 Operating EBITDA 322 252 936 802 7

Integrated Hybrid Business Model Drives Shareholder Value Performance Products Continues to deliver stable earnings and strong cash flow 9 Chemical Products Continued robust demand Profitable growth in Asia Ticona Innovation and market penetration fuel high growth Acetate Products Revitalization efforts on track Proposed Acetate Products Limited acquisition

John J. Gallagher III Executive Vice President and Chief Financial Officer

Celanese Corporation Financial Highlights Based on diluted shares of 171.2 million as of Sept. 30, 2006, and a 25% effective tax rate Based on diluted shares of 171.9 million as of Sept. 30, 2005, and a 24% effective tax rate in $ millions (except EPS) 3rd Qtr 2006 3rd Qtr 2005 Net Sales 1,685 1,526 Operating Profit 200 95 Net Earnings 109 45 Special Items Other Charges/Adjustments 6 40 Adjusted EPS $0.791 $0.49 2 Operating EBITDA 322 252 13

Third Quarter 2006: Strong earnings on continued high utilization across industry Significantly improved operating profit as increases in volume and price outpaced higher raw material costs Impact of Celanese specific opportunities on operating margin Reduced dividends from Saudi cost investment (IBN Sina) Strong integrated chain of acetyl products in $ millions 3rd Qtr 2006 Net Sales $1,206 up 11% Operating EBITDA $234 up 16% Chemical Products 15

Third Quarter 2006: Increased penetration in key customer segments Operating margins expanded on increased volume and reduced spending, offsetting higher raw material and energy costs Product/customer mix slightly affect year over year pricing Healthy demand in Europe Focus on increased growth through innovation in $ millions 3rd Qtr 2006 Net Sales $230 up 8% Operating EBITDA $66 up 32% Ticona Technical Polymers 17

Revitalization still on track China venture tow expansion complete, moving forward on flake expansion Performance Products Stable earnings healthy sweetener demand Lower volume driven by timing of sales in the carbonated beverage season; no change in underlying fundamentals Attractive, cash generating businesses Acetate Products in $ millions 3rd Qtr 2006 Net Sales $171 up 6% Operating EBITDA $29 up 81% in $ millions 3rd Qtr 2006 Net Sales $41 down 11% Operating EBITDA $13 down 19% 19

Significant Contributions Continue from Equity and Cost Investments Q3 2005 Q3 2006 YTD 2005 YTD 2006 Q3 2005 Q3 2006 YTD 2005 YTD 2006 YTD 2006: Cash flow approximates earnings impact FY 2006 guidance: Income and cash impact similar to 2005 Income Statement Cash Flow 21

Capitalization Cash Senior Credit Term Loan Senior Credit Revolver Floating Rate Term Loan Total Senior Debt Senior Sub Notes ($) Senior Sub Notes (*) Other Debt Total Cash Pay Debt Discount Notes Series A Discount Notes Series B Total Debt Shareholders' Equity Total Capitalization Net Debt(Total Debt Less Cash) 390 1,708 - - 1,708 800 153 397 3,058 73 306 3,437 235 3,672 3,047 Dec 31, 2005 (in $millions) * Translated at 1.266 - effective date Sept 30, 2006 513 1,613 - - 1,613 800 164 463 3,040 79 330 3,449 546 3,995 2,936 Sept 30, 2006 23

2006 Business Outlook Chemical Products Favorable industry dynamics Continued strong global demand Ticona Increasing penetration in key customer segments Improved global demand Positive impact of COC sale continues Acetate Products Improving earnings with revitalization on track On path to targeted profitability levels Performance Products Planned price declines continue Underlying business fundamentals unchanged 2006 Adjusted EPS Guidance $2.70 to $2.80 Forecasted tax rate for 2006 of 27% 25

2006 Guidance Adjusted EPS: $2.70 to $2.80 Depreciation/Amortization $275 - $300 million Cash Interest Expense $230 - $250 million Effective Tax Rate 27% Capital Expenditures $200 - $250 million CE Equity 158.6 million shares common stock outstanding 0.6 million stock option grants* 12 million shares convertible preferred * Based on total of 11 million stock option grants valued using the Treasury Method as of Sept. 30,2006. 27

Appendix

Reg G: Reconciliation of Diluted Adjusted EPS 31

Reg G: Reconciliation of Net Debt 33

Reg G: Reconciliation of Other Charges and Other Adjustments 35

Reg G: Reconciliation of Operating EBITDA 37